UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 and 15(d) of the

Securities Exchange Act of l934

November 27, 2006

Date of report (Date of earliest event reported)

Avicena Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51610	04-3195737
(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, Third Floor, Palo Alto, California 94301

(Address of Principal Executive Offices) (Zip Code)

(415) 397-2880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales Equity Securities

Pursuant to Securities Purchase Agreements dated November 27, 2006, Avicena Group, Inc. (the “Company”) received $1,500,000 on November 28, 2006 and an additional $1,000,000 on November 29, 2006 as the net proceeds in its Series A financing. The Company expects to issue 500,000 shares of unregistered Series A Convertible Preferred Stock to overseas investors at a price of $5.00 per share. The Company also expects to issue warrants to the investors to purchase 250,000 shares of the Company’s unregistered common stock, par value $0.001 per share, at an exercise price of $7.00 per share. No underwriting discounts or commissions were paid with respect to sales under these Securities Purchase Agreements.

The Series A financings are based upon the Private Placement Memorandum approved by Company’s Board of Directors on November 17, 2006. This financing authorized the issuance of up to 3,500,000 units. Each unit consists of one share of the Company’s unregistered Convertible Preferred Stock, par value $0.001 per share, and a warrant to purchase one half share of the Company’s unregistered Common Stock at an exercise price of $7.00 per share. The units will be offered solely to a limited number of non-U.S. citizens in compliance with Regulation S. The Preferred Stock is senior to Common Stock in liquidation and dividend right. At any time between June 30, 2007 and December 31, 2009, a holder of Preferred Stock may demand conversion of such Preferred Stock into Common Stock at a 1:1 ratio, subject to adjustment. At any time after December 31, 2008, the Company may require the holder of Preferred Stock to select between converting all shares of Preferred Stock into Common Stock at a 1:1 ratio, subject to adjustment, or redeeming all shares of Preferred Stock at a price of $5.00 per share plus any accrued and unpaid dividends. Each holder of Preferred Stock is entitled to receive a stock dividend of 10% annually, payable semi-annually, for each share of Preferred Stock, based on the value of $5.00 per share of Preferred Stock. To the extent funds are not legally available for such dividend, the dividend accumulates. During the period from January 1, 2010 to December 31, 2010, all holders of Preferred Stock must select between converting all shares of Preferred Stock into Common Stock at a 1:1 ratio, subject to adjustment, or redeeming all shares of Preferred Stock at a price of $5.00 per share plus any accrued and unpaid dividends. The Preferred Stock has customary antidilution adjustments in the case of stock splits, stock dividends or recapitalizations. Holders of Preferred Stock have one vote for each Share and will vote together with the Common Stock as a single class, except to the extent that separate class voting is required by the Delaware General Corporation Law. Holders of Preferred Stock are entitled to appoint and elect one director to the Company’s Board of Directors. The Warrant may be exercised at any time until December 31, 2011. Any exercise of the Warrant must be for whole shares only, and the full exercise of $7.00 per share paid. The Warrant may not be exercised on a cashless basis. The exercise price of the Warrant and number of shares of Common Stock issuable upon exercise of the Warrant are subject to customary adjustment for payment of stock dividends and reclassification. The Company has reserved 1,750,000 shares of Common Stock for issuance upon exercise of the Warrants.

The Units were offered to a limited number of non-U.S. citizens in compliance with Regulation S. The Company relied upon the representations, warranties and covenants of the investors contained in the Securities Purchase Agreement signed by them. The Company did not engage in any advertising or general solicitation in connection with these sales.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3	Certificate of Designation of the Registrant filed with the Delaware Secretary of State on November 17, 2006. [3] (1)

4	Form of Warrant.

10	Form of Securities Purchase Agreement. [10] (1)

[ ]	Exhibits so marked have been previously filed with the Commission as exhibits to the filing shown below under the exhibit numbers indicated following the respective document description and are incorporated herein by reference.

(1)	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the Commission on November 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVICENA GROUP, INC.

Date: December 1, 2006	By:	/s/ Belinda Tsao Nivaggioli
Belinda Tsao Nivaggioli
Chief Executive Officer/Principal Executive Officer

EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

3	Certificate of Designation of the Registrant filed with the Delaware Secretary of State on November 17, 2006. [3] (1)

4	Form of Warrant.

10	Form of Securities Purchase Agreement. [10] (1)

[ ]	Exhibits so marked have been previously filed with the Commission as exhibits to the filing shown below under the exhibit numbers indicated following the respective document description and are incorporated herein by reference.

(1)	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2006, as filed with the Commission on November 20, 2006.